Exhibit 15

May 16, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 1, 2014 on our review of interim financial information of 3M Company for the three month periods ended March 31, 2014 and 2013 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2014 is incorporated by reference in its Registration Statement on Form S-3 dated May 16, 2014.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota